Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Avago Technologies Limited of our report dated December 16, 2008 relating to the financial statements and financial statement schedule of Avago Technologies Limited, which appears in such Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

July 1, 2009